Exhibit 10.1
Execution version
PURCHASE AGREEMENT
among
ENDEAVOUR INTERNATIONAL CORPORATION
and
CYAN PARTNERS, LP

PURCHASE AGREEMENT
     This PURCHASE AGREEMENT, dated as of August 16, 2010 (this “Agreement”), is by and between ENDEAVOUR INTERNATIONAL CORPORATION, a Nevada corporation (“Endeavour”), and Cyan Partners, LP (the “Purchaser”).
     WHEREAS, Endeavour has filed with the Commission (as defined below), pursuant to the Securities Act (as defined below) and the rules and regulations adopted by the Commission thereunder, the Registration Statement (as defined below) relating to the offer and sale from time to time of up to $500,000,000 aggregate initial offering price of common stock of Endeavour, par value $.001 (“Common Stock”), and certain other Endeavour securities, and such Registration Statement has become effective; and
     WHEREAS, Endeavour desires to sell to the Purchaser, and the Purchaser desires to purchase from Endeavour, certain of those shares of Common Stock, in accordance with the provisions of this Agreement.
     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:
     “Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
     “Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
     “Closing” shall have the meaning specified in Section 2.02.
     “Closing Date” shall have the meaning specified in Section 2.02.
     “Commission” means the United States Securities and Exchange Commission.
     “Common Stock” has the meaning set forth in the recitals.
     “Cyrus” shall have the meaning specified in Section 4.04.

     “Effective Date” shall have the meaning specified in Section 3.04.
     “Effective Time” shall have the meaning specified in Section 3.04.
     “Endeavour” has the meaning set forth in the introductory paragraph.
     “Endeavour SEC Documents” shall have the meaning specified in Section 3.05.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
     “Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to Endeavour means a Governmental Authority having jurisdiction over Endeavour, its Subsidiaries or any of their respective Properties.
     “Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.
     “NYSE Amex” means the NYSE Amex listing exchange.
     “Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof, or any other form of entity.
     “Prospectus” shall have the meaning specified in Section 3.04.
     “Purchase Price” means $10,169,998.87, which is 8,999,999 shares multiplied by $1.13, the closing price of Endeavour’s common stock on the NYSE Amex on August 13, 2010.
     “Purchased Shares” means 8,999,999 shares of Common Stock.
     “Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.
     “Registration Statement” shall have the meaning specified in Section 3.04.
     “Rules and Regulations” shall have the meaning specified in Section 3.04.
     “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
     “Subsidiary” means, as to any Person, any corporation or other entity of which: (i) such Person or a Subsidiary of such Person is a general partner or manager; (ii) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (iii) any corporation or other entity as to which such Person consolidates for accounting purposes.
     “Transfer” shall have the meaning specified in Section 4.06.
ARTICLE II
AGREEMENT TO SELL AND PURCHASE
     Section 2.01 Sale and Purchase. Subject to the terms and conditions hereof, Endeavour hereby agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from Endeavour, the Purchased Shares, and the Purchaser agrees to pay Endeavour the Purchase Price.
     Section 2.02 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Shares hereunder (the “Closing”) shall take place contemporaneously with the execution of this Agreement, at the offices of Vinson & Elkins L.L.P., First City Tower, 1001 Fannin Street, Houston, Texas 77002, or at such other time and date not later than three (3) full Business Days thereafter as Endeavour and the Purchaser may agree (the “Closing Date”). The parties agree that the Closing may occur via delivery of facsimiles of this Agreement and cross-receipts; provided, that originals of any such documents are sent via overnight delivery to be received by the other party (or designee of such other party) no later than the second business day immediately following the Closing Date.
     Section 2.03 Conditions to Closing.
          (a) Mutual Conditions. The respective obligations of each party to consummate the purchase and issuance and sale of the Purchased Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):
          (i) no statute, rule, order, decree or regulation shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal; and
          (ii) there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.
          (b) Purchaser’s Conditions. The obligation of the Purchaser to consummate the purchase of the Purchased Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by the Purchaser in writing, in whole or in part with respect to the Purchased Shares, to the extent permitted by applicable Law):
          (i) no notice of delisting shall have been received by Endeavour;
          (ii) no stop orders shall have been placed on the Registration Statement by the Commission;
          (iii) the representations and warranties of Endeavour contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made on and as of the Closing Date; and
          (iv) Endeavour shall have delivered, or caused to be delivered, to the Purchaser at the Closing, Endeavour’s closing deliveries described in Section 2.04.
          (c) Endeavour’s Conditions. The obligation of Endeavour to consummate the sale of the Purchased Shares to the Purchaser shall be subject to the satisfaction on or prior to the Closing Date of the following condition (which may be waived by Endeavour in writing, in whole or in part, to the extent permitted by applicable Law): the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made on and as of the Closing Date.
     Section 2.04 Endeavour Deliveries. At the Closing, subject to the terms and conditions hereof, Endeavour will deliver, or cause to be delivered, to the Purchaser:
          (a) The Purchased Shares by electronic delivery to The Depository Trust Company on Purchaser’s behalf, registered in such name(s) as the Purchaser has designated;
          (b) A cross-receipt executed by Endeavour and delivered to the Purchaser certifying that it has received the Purchase Price as of the Closing Date; and
          (c) A copy of the final prospectus supplement relating to the Purchased Shares and the offering thereof, including the accompanying base prospectus, substantially in the form that will be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations after the date and time this Agreement is executed.
     Section 2.05 Purchaser’s Deliveries. At the Closing, subject to the terms and conditions hereof, the Purchaser will deliver, or cause to be delivered, to Endeavour:
          (a) Payment to Endeavour of the Purchase Price by wire transfer of immediately available funds to an account designated by Endeavour in writing at least two Business Days prior to the Closing Date; and
          (b) A cross-receipt executed by the Purchaser and delivered to Endeavour certifying that it has received the Purchased Shares as of the Closing Date.

ARTICLE III
REPRESENTATIONS AND WARRANTIES AND COVENANTS
RELATED TO ENDEAVOUR
     Endeavour represents and warrants to and covenants with the Purchaser as follows:
     Section 3.01 Existence. Endeavour is duly organized and validly existing and in good standing under the laws of the State of Nevada, with all necessary power and authority to own properties and to conduct its business as currently conducted.
     Section 3.02 Due Authorization. Endeavour has full corporate power and authority to execute and deliver this Agreement and the Purchased Shares and to perform its obligations hereunder and all corporate action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the Purchased Shares has been duly and validly taken.
     Section 3.03 Listing. The Purchased Shares are listed on the NYSE Amex, and Endeavour has not received any notice of delisting. As of the date hereof, an Additional Listing Application and supporting documentation related to the Purchased Shares has been filed with the NYSE Amex.
     Section 3.04 Registration Statement and Prospectus
     A registration statement on Form S-3 (File No. 333-163781) pursuant to which to the Purchased Shares will be offered has (i) been prepared by Endeavour in conformity with the requirements of the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, (ii) been filed with the Commission under the Securities Act, and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto, if any, have been delivered by Endeavour or are otherwise available to the Purchaser. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Registration Statement” means the registration statement referred to above, as amended at the Effective Time; and “Prospectus” means the final prospectus supplement relating to the Purchased Shares and the offering thereof, including the accompanying base prospectus, as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations after the date and time this Agreement is executed. Reference made herein to the Prospectus shall be deemed to refer to and include any information incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Prospectus, and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the date of such Prospectus, and incorporated by reference in the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any periodic report of Endeavour filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Prospectus.

     Section 3.05 Endeavour SEC Documents. Endeavour has timely filed with the Commission all forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents together with the Registration Statement, collectively the “Endeavour SEC Documents”).
     Section 3.06 Further Agreements of Endeavour. Endeavour shall prepare the final prospectus supplement relating to the Purchased Shares and the offering thereof and file such final prospectus supplement and the accompanying base prospectus, which together constitute the Prospectus, pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES AND COVENANTS
OF THE PURCHASER
     The Purchaser hereby represents and warrants and covenants to Endeavour that:
     Section 4.01 Existence. The Purchaser is duly organized and validly existing and in good standing under the laws of its state of formation, with all necessary power and authority to own properties and to conduct its business as currently conducted.
     Section 4.02 Authorization, Enforceability. The Purchaser has all necessary legal power and authority to enter into, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of the Purchaser is required. This Agreement has been duly executed and delivered by the Purchaser and constitutes legal, valid and binding obligations of the Purchaser; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity and except as the rights to indemnification may be limited by applicable law (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     Section 4.03 Independent Investment Advice. The Purchaser understands that nothing in this Agreement, the Prospectus or any other materials presented to the Purchaser in connection with the purchase and sale of the Purchased Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Purchased Shares.
     Section 4.04 Short Selling. Between the time at which the Purchaser or its Affiliates first began discussions with Endeavour about the transactions contemplated by this Agreement and the date hereof, the Purchaser and its Affiliates have not disclosed any information regarding the transactions contemplated by this Agreement to any third parties (other than its syndication partners, potential syndication partners and legal, accounting and other advisors) and have not engaged in any transactions involving the securities of Endeavour (including, without limitation, any Short Sales involving Endeavour’s securities). The Purchaser covenants that it will (i) maintain the confidentiality of all information acquired as a result of the transactions contemplated herein in accordance with the Confidentiality Agreement entered into between the Purchaser and Endeavour dated as of May 6, 2010 and (ii) not engage in any purchases or sales of the securities of Endeavour (including Short Sales), excluding the acquisition of the Purchased Shares as contemplated by this Agreement, prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Purchaser and its Affiliates agree that they will not use any of the Purchased Shares acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. The Purchaser and its Affiliates agree that they will not engage in Short Sales of the Common Stock until such time as the Purchaser or its Affiliates ceases to own any of the Purchased Shares acquired pursuant to this Agreement; provided, however, that for purposes of this sentence, Cyrus Capital Partners (“Cyrus”) and funds managed by Cyrus shall not be deemed to be an Affiliate of the Purchaser. For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.
     Section 4.05 Endeavour Information. The Purchaser acknowledges and agrees that Endeavour has provided or made available to the Purchaser (through EDGAR, Endeavour’s web site or otherwise) the Registration Statement and all other Endeavour SEC Documents, as well as all press releases issued by Endeavour through the date of this Agreement.
     Section 4.06 Material Non-Public Information. The Purchaser acknowledges that it or its Affiliates may from time to time be in possession of material non-public information concerning Endeavour and the Purchaser covenants that neither it nor its Affiliates will engage in any transactions involving the common stock of Endeavour while in possession of such material non-public information.

ARTICLE V
MISCELLANEOUS
     Section 5.01 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any determination, consent, or approval is to be made or given by the Purchaser, such action shall be in the Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect.
     Section 5.02 Survival of Provisions. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein will survive the execution of this Agreement, the delivery to the Purchaser of the Purchased Shares being purchased and the payment therefor.
     Section 5.03 No Waiver; Modifications in Writing.
          (a) Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.
          (b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by Endeavour from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on Endeavour in any case shall entitle Endeavour to any other or further notice or demand in similar or other circumstances.
     Section 5.04 Binding Effect; Assignment.
          (a) Binding Effect. This Agreement shall be binding upon Endeavour, the Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

          (b) Assignment of Rights. All or any portion of the rights and obligations of the Purchaser under this Agreement may be transferred by the Purchaser to any of its Affiliates without the consent of Endeavour. No portion of the rights and obligations of the Purchaser under this Agreement may be transferred by the Purchaser to a non-Affiliate without the written consent of Endeavour.
     Section 5.05 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:
          (a) If to the Purchaser:
Cyan Partners, LP
399 Park Avenue, 39th Floor
New York, New York, 10022
Attention: Divya Gopal
Facsimile: (212) 380-5871
          (b) If to Endeavour:
Endeavour International Corporation
1001 Fannin, Suite 1600
Houston, Texas 77002
Attention: J. Michael Kirksey
Facsimile: (713) 307-8793
          with a copy to:
Vinson & Elkins RLLP
CityPoint, 33rd Floor
One Ropemaker Street
London EC2Y 9UE
Attention: S. Griffith Aldrich
Facsimile: 44.20.7065.6001
Internet electronic mail: galdrich@velaw.com
or to such other address as Endeavour or the Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the overnight courier copy, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.
     Section 5.06 Entire Agreement. This Agreement and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by Endeavour or any of its Affiliates or the Purchaser or any of its Affiliates set forth herein or therein. This Agreement and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.
     Section 5.07 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws.
     Section 5.08 Waiver of Jury Trial. Each party to this Agreement irrevocably waives the right to a trial by jury in connection with any matter arising out of this Agreement to the fullest extent permitted by applicable law.
     Section 5.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

ENDEAVOUR INTERNATIONAL CORPORATION
By:	/s/ J. Michael Kirksey
	Name:	J. Michael Kirksey
	Title:	Executive Vice President & Chief Financial Officer

CYAN PARTNERS, LP
By:	/s/ Jonathan Tunis
	Name:	Johnathan Tunis
	Title:	Authorized Signatory